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                                                             Exhibit 99(a)(1)(F)

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                                    GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                                  NUMBER ON SUBSTITUTE FORM W-9
                                       SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER

     Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000.  Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000.  The table below will help determine the number to give the payer.

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                                     Give the SOCIAL SECURITY        -   A registered dealer in securities or commodities
For this type of account:            number of -                         registered in the United States, the District of
---------------------------------------------------------------          Columbia, or a possession of the United States.
1.  Individual                       The individual                  -   A real estate investment trust.
2.  Two or more individuals (joint   The actual owner of the         -   A common trust fund operated by a bank under Section
    account)                         account or, if combined             584(x).
                                     funds, the first                -   An exempt charitable remainder trust, or a non-exempt
                                     individual on the                   trust described in Section 4947(a)(1).
                                     account(1)                      -   An entity registered at all times during the tax year
                                                                         under the Investment Company Act of 1940.
3.  Custodian account of a minor     The minor(2)                    -   A foreign central bank of issue.
    (Uniform Gift to Minors Act)                                         Payments of dividends and patronage dividends not
4.  a.The usual revocable savings    The grantor-trustee(1)              generally subject to backup withholding include the
      trust account (grantor is                                      following:
      also trustee)                                                  -   Payments to nonresident aliens subject to withholding
    b.So-called trust account that   The actual owner(1)                 under Section 1441.
      is not a legal or valid                                        -   Payments to partnerships not engaged in a trade or
      trust under state law                                              business in the United States, and that have at least one
5.  Sole proprietorship              The owner(3)                        nonresident alien partner.
---------------------------------------------------------------      -   Payments of patronage dividends where the amount received
                                     Give the EMPLOYER                   is not paid in money.
For this type of account:            IDENTIFICATION number of-       -   Payments made by certain foreign organizations.
6.  A valid trust, estate, or        The legal entity (Do not        -   Payments made to a nominee.
    pension trust                    furnish the identifying         -   Section 401(K) distributions made by an ESOP.
                                     number of the personal              Payments of interest not generally subject to backup
                                     representative or trustee       withholding include the following:
                                     unless the legal entity         -   Payments of interest on obligations issued by
                                     itself is not designated            individuals.  Note: You may be subject to backup
                                     in the account title.)(4)           withholding if this interest is $600 or more and is paid
7.  Corporate                        The corporation                     in the course of the payer's trade or business and you
8.  Partnership                      The partnership                     have not provided your correct taxpayer identification
9.  Association, club, religious,    The organization                    number to the payer.
    charitable, or other                                             -   Payments of tax-exempt interest (including the
    tax-exempt                                                           exempt-interest dividends under Section 852).
    organization                                                     -   Payments described in Section 6049(6) (5) to nonresident
10. A broker or registered nominee   The broker or nominee               aliens.
11. Account with the Department of   The public entity               -   Payments on tax-free covenant bonds under Section 1451.
    Agriculture in the name of a                                     -   Payments made by certain foreign organizations.
    public entity (such as a state                                       Exempt payees described above should file the Substitute
    or local government, school                                      Form W-9 to avoid possible erroneous backup withholding.
    district, or prison) that                                        Complete the Substitute Form W-9 as follows:
    receives agricultural program                                        ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT"
    payments                                                         ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM
-------------------------------------------------------------        TO THE PAYER.
(1) List first and circle the name of the person whose number            Certain payments other than interest, dividends, and
    you furnish.                                                     patronage dividends that are not subject to information
(2) Circle the minor's name and furnish the minor's Social           reporting are also not subject to backup withholding.  For
    Security Number.                                                 details, see Sections 6041, 6041 A, 6042, 6044, 6045, 6049,
(3) Show the name of the owner.  The name of the business or         6050A and 6050N and the regulations thereunder.
    the "doing business as" name may also be entered.  Either        Privacy Act Notice - Section 6109 requires most recipients of
    the Social Security Number or the Employer Identification        dividend, interest, or other payments to give taxpayer
    Number may be used.                                              identification numbers to payers who must report the payments
(4) List first and circle the name of the legal trust, estate,       to the IRS.  The IRS uses the numbers for identification
    or pension trust.                                                purposes and to help verify the accuracy of tax returns.
NOTE.  IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME,       Payers must be given the numbers whether or not recipients
    THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME       are required to file tax returns.  Payers must generally
    LISTED.                                                          withhold 31%of taxable interest, dividend, and certain other
Obtaining a Number                                                   payments to a payee who does not furnish a taxpayer
    If you do not have a Taxpayer Identification Number              identification number to a payer.  Certain penalties may also
("TIN") or you do not know your number, obtain Form SS-5,            apply.
Application for a Social Security Number Card, or Form SS-4,         Penalties
Application for Employer Identification Number, at the local         (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION
office of the Social Security Administration or the Internal         NUMBER - If you fail to furnish your correct taxpayer
Revenue Service and apply for a number.                              identification number to a requester, you are subject to a
PAYEES EXEMPT FROM BACKUP WITHHOLDING                                penalty of $50 for each such failure unless your failure is
    Payees specifically exempted from backup withholding on          due to reasonable cause and not to willful neglect.
all dividend and interest payments and on broker transactions        (2) PENALTY FOR FALSE INFORMATION WITH RESPECT TO
include the following:                                               WITHHOLDING-If you make a false statement with no reasonable
-   A corporation.                                                   basis that results in no imposition of backup withholding,
-   A financial institution.                                         you are subject to a penalty of $500.
-   An organization exempt from tax under Section 501 (a), or        (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Willfully
    an individual retirement account, or a custodian account         falsifying certifications or affirmations may subject you to
    under Section 403(6)(7) if the account satisfies the             criminal penalties including fines and/or imprisonment.
    requirements of Section 401(f) (2).                              (4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS - If the
-   The United States or any agency or instrumentality thereof.      requester discloses or uses taxpayer identification numbers
-   A state, the District of Columbia, a possession of the           in violation of Federal law, the requester may be subject to
    United States, or any subdivision or instrumentality             civil and criminal penalties.
    thereof.                                                         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE
-   A foreign government, a political subdivision of a foreign                          INTERNAL REVENUE SERVICE
    government, or any agency or instrumentality thereof.
-   An international organization, or any agency or
    instrumentality thereof.

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